UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, the board of directors of Seres Therapeutics, Inc. (the “Company”) appointed Marcus Chapman as Principal Financial and Accounting Officer of the Company. Mr. Chapman will also continue in his role as Vice President, Finance.

Mr. Chapman, 48, has served as our Vice President, Finance since January 2018. From August 2007 to March 2015, Mr. Chapman served in roles of increasing seniority, culminating as Senior Director of Finance and Interim Head of Finance for Takeda Oncology (“Takeda”), the oncology business unit of Takeda Pharmaceuticals Co. Ltd. In these roles, Mr. Chapman oversaw finance functions supporting U.S. sales, U.S. and global marketing, operations, global medical affairs and manufacturing. Prior to Takeda, Mr. Chapman held senior roles at Clarion Healthcare Consulting and Strategic Decisions Group. He began his career at LaSalle Partners in their Investment Banking and Investment Management groups. Mr. Chapman received his B.A. in economics from Wheaton College and his MBA from The Tuck School of Business at Dartmouth College.

Mr. Chapman has been granted the following options to purchase shares of the Company’s common stock: (i) options to purchase 25,000 shares granted on March 25, 2015 with an exercise price of $15.77 per share, (ii) options to purchase 12,500 shares granted on February 1, 2016 with an exercise price of $26.20 per share, (iii) options to purchase 10,000 shares granted on January 26, 2017 with an exercise price of $9.89 per share, (iv) options to purchase 18,000 shares granted on January 30, 2018 with an exercise price of $10.42 per share, (v) options to purchase 23,000 shares granted on February 1, 2019 with an exercise price of $6.38 per share and (vi) options to purchase 23,000 shares granted on February 6, 2019 with an exercise price of $6.15 per share. Each option described in clauses (i) through (v) vest as to 25% of the shares underlying such option on the first anniversary of the applicable grant date and in 12 quarterly installments during the three-year period thereafter, subject to Mr. Chapman’s continued service with the Company through the applicable vesting date. The option described in clause (vi) is subject to performance-based vesting, subject to Mr. Chapman’s continued service with the Company through the applicable vesting date. Mr. Chapman was also granted 7,500 restricted stock units on December 7, 2016, which were fully vested on December 7, 2018 and subsequently sold by Mr. Chapman. On November 26, 2018, Mr. Chapman was granted 12,000 restricted stock units, which vest in full on November 1, 2019, subject to Mr. Chapman’s continued service with the Company through the vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: April 18, 2019	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President